ABBEY, WEITZENBERG, HOFFMAN & EMERY PC
TIMOTHY W. HOFFMAN, ESQ., SB# 114962
1105 North Dutton Avenue, P. O. Box 1566
Santa Rosa, CA  95402

Telephone:  (707) 542-5050

Attorneys for Debtor and Debtor-In-Possession




                         UNITED STATES BANKRUPTCY COURT

                         NORTHERN DISTRICT OF CALIFORNIA


In re                                 )  CASE NO. 00-10035
                                      )
         EMB, Inc.                    )  CHAPTER 11
                                      )
Debtor and Debtor-In-Possession.      )
--------------------------------------)


                             PLAN OF REORGANIZATION

       This Plan of Reorganization (hereinafter this "Plan") is proposed by EMB, Inc., the Debtor and Debtor-in-Possession herein (hereinafter the "Debtor"). Through this Plan the Debtor seeks to resolve and reorganize its financial affairs. Please refer to the accompanying Disclosure Statement for a discussion of the Debtor's history, assets and liabilities, and for a summary and analysis of this Plan. All creditors are encouraged to consult the Disclosure Statement before voting to accept this Plan. No solicitation materials other than the Disclosure Statement have been authorized by the Court for use in soliciting acceptances or rejections of this Plan.

                                    ARTICLE I

                                   DEFINITIONS

        The following terms when used in this Plan shall, unless the context otherwise requires, have the following meaning:

        A. "Administrative Expense" means those expenses described in Section 503 of the Bankruptcy Code.

        B. "Allowed Claim" or "Allowed Interest" means a claim or interest (a) for which a

                                      -1-
                                                          PLAN OF REORGANIZATION
proof of claim or interest was timely filed with the Court, or (b) scheduled in a list of creditors or shareholders, or any amendment thereto, prepared and filed with the Court pursuant to Rule 1007 of the Bankruptcy Rules of Procedure and not listed as disputed, contingent or unliquidated, and in either case as to which no objection has been filed or the claim or interest is allowed by Final Order or deemed allowed by this Plan.

        C. "Allowed Priority Claim" means an allowed claim for which the holder asserts and is determined to be entitled to priority under Section 507 of the Bankruptcy Code.

        D. "Allowed Secured Claim" means an allowed claim that is secured by a valid lien on property of the Debtor which is not void or voidable under any state or federal law including any provisions of the Bankruptcy Code. That portion of such claim exceeding the value of security held therefore shall be an allowed unsecured claim except as modified by this Plan.

        E. "Allowed Unsecured Claim" means an allowed claim against the Debtor which is not an Allowed Priority Claim or an Allowed Secured Claim.

        F. "Bankruptcy Code" means Title 11 of the United States Code and shall also include Sections 157, 158, 1334, 1408-1412, and 1452 of Title 28 of the United States Code.

        G. "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of California, Division One, or such other court or forum as may be vested with original jurisdiction to confirm plans of reorganization under Chapter 11 of the Bankruptcy Code and to adjudicate matters with respect to such plans.

        H. "Confirmation" means entry of an order by the Bankruptcy Court confirming this Plan.

        I. "Debtor" or "Debtor-In-Possession" means EMB, Inc.

        J. "Effective Date" means 10 days after entry of an order confirming this Plan regardless of whether such order is a Final Order.

        K. "Estate" means all of the Debtor's now existing legal or equitable interests in any tangible or intangible property, whether real or personal.

        L. "Final Order" means an order or judgment of a court of appropriate jurisdiction as to which (a) any appeal that has been taken has been finally determined or dismissed, or (b) the time



                                      -2-
                                                          PLAN OF REORGANIZATION
for appeal has expired and a notice of appeal has not been filed timely.

        M. "Lien" means any charge against or interest in property of the Estate to secure payment of a debt or performance of an obligation and includes, without limitation, any judicial lien, security interest, mortgage, deed of trust and statutory lien as defined in Section 101 of the Bankruptcy Code.

        N. Any term used in this Plan that is not defined here but that is used in the Bankruptcy Code shall have the meaning assigned to that term in the Bankruptcy Code.

                                   ARTICLE II

                     CLASSIFICATION OF CLAIMS AND INTERESTS

        The following is a designation of the classes of claims and the class of interests provided for in this Plan. Administrative claims and priority tax claims of the kinds specified in Bankruptcy Code ss. 507(a)(1) and ss.507(a)(8) respectively, have not been classified and are excluded from the following classes in accordance with the provisions of ss.1123(a)(1) of the Bankruptcy Code. A claim or interest shall be deemed classified in a different class to the extent that any remainder of the claim or interest qualifies within the description of such different class. A claim is in a particular class only to the extent that the claim is an Allowed Claim in that class.

        Class   1

        The claim of Zapworld.com secured by all of the Debtor's assets. Class 2 The claims entitled to priority under ss.ss.507(a)(3) and (4) of the Bankruptcy Code.

        Class 3

        The unsecured claims not entitled to priority under ss.507(a) of the Bankruptcy Code.

        Class 4

        The unsecured claims not entitled to priority under ss.507(a) of the Bankruptcy Code of $100 or less, and all unsecured claims not entitled to priority under ss.507(a) of the Bankruptcy Code of larger amounts that are reduced to $100 by their holders by written election received by Debtor's counsel on or before the date first set for confirmation of this Plan.


                                      -3-
                                                          PLAN OF REORGANIZATION

        Class 5

        The interests of the Debtor's preferred shareholders.

        Class 6

        The interests of the Debtor's common shareholders.

                                   ARTICLE III

                              IMPAIRMENT OF CLAIMS

        The claims in Classes 2 and 4 are impaired in that holders of claims in such class will not receive interest on their Allowed Claims. The Class 2 and 4 claimants shall receive cash equal to their Allowed Claims on or before the Effective Date of the Plan.

         The claim in Class 1 is impaired insofar as that claim will not be paid under this Plan. The remaining claims are impaired insofar as payments on those claims are not current and will be further delayed under this Plan as more particularly described in Article V, below.

                                   ARTICLE IV

                       TREATMENT OF NON-CLASSIFIED CLAIMS

        Each holder of an Allowed Claim of the kind specified in ss. 507(a)(1) or (8) of the Bankruptcy Code, not otherwise separately classified herein, shall receive on account of such claim cash equal to the allowed amount of such claim, unless such holder shall have agreed to a less favorable treatment. Payments on account of such a claim shall be distributed on the later of the following dates:

           (1) The Effective Date; or

           (2) As soon as practical after the order allowing the claim becomes a Final Order, if the claim is disputed or if applicable provisions of the Bankruptcy Code otherwise require Bankruptcy Court approval.
///
///
///
                                      -4-
                                                          PLAN OF REORGANIZATION

                                    ARTICLE V

                           MEANS FOR EXECUTION OF PLAN

      A. Sale of Assets

           1. The Debtor shall proceed to consummate its existing Agreement to sell all of its assets to Zapworld.com pursuant to the terms and conditions contained in a certain letter agreement dated December 15, 1999.

           2. On the Effective Date, Zapworld.com shall pay to the Debtor cash in an amount equal to Allowed Claims entitled to priority under ss.507)(a) of the Bankruptcy Code up to a maximum of $100,000 and shall issue to creditors and shareholders of the Debtor 140,000 shares of Zapworld.com's common stock as provided herein. Transfer of the stock will be restricted as more particularly described below. Zapworld.com can increase the cash portion of the purchase price in exchange for a corresponding reduction in the number of shares of common stock.

           3. The Debtor shall transfer to Zapworld.com title to all of its rights, assets and intangible assets, including but not limited to, the following:

           (a) All of the Debtor's rights of every kind and nature with respect to its business of manufacturing and selling electric vehicles;

           (b) All equipment, furniture and other fixed assets whether owned or leased.

           (c) All inventory and work in progress.

           (d) All patents (including patents pending), copyrights, trade secrets, trademarks and all other proprietary rights of the Debtor and all rights under any licenses of any patents, copyrights, trade secrets, trademarks and all other intangible assets, whether the Debtor holds those rights as a licensor or licensee;

           (e) All causes of action, claims and rights other than avoiding powers arising under Sections 544,547, 548 and 549 of the Bankruptcy Code.

           (f) All rights under any lease of any personal or real property used or operated by the Debtor.

      B.  Transferability of Zapworld.com Stock



                                      -5-
                                                          PLAN OF REORGANIZATION

           1. Securities Law Treatment

           Pursuant to the provisions of Section 1145 of the Bankruptcy Code, the Zapworld.com common stock issued hereunder in exchange for claims and interests under this Plan, except for Zapworld.com common stock issued to underwriters (as that term is defined in section 1145(b) of the Bankruptcy
Code), shall be exempt from the registration requirements of the Securities Act of 1933, as amended, and any state or local laws requiring the registration for offer or sale of a security or registration or licensing of an issuer, underwriter or dealer.

                           2.  Contractual Restriction On Transfer

           a. Subject to applicable provisions of federal and state laws governing the sales of securities, no shares of Zapworld.com common stock issued pursuant to this Plan may be sold in a brokerage transaction for 18 months after the Effective Date. On or after the first day of the 18th month which begins after the Effective Date, each holder of a Class 3 claim which receives shares of Zapworld.com common stock under this Plan may sell or transfer such shares in any manner such holder chooses. On or after the first day of the 24th month which begins after the Effective Date, each holder of a Class 5 or 6 interest which receives shares of Zapworld.com common stock under this Plan may sell or transfer such shares in any manner such holder chooses.

           b. The foregoing restrictions shall not prevent the sale, transfer, or encumbrance of shares in transactions outside the public market if the transferor receives from the transferee written acknowledgment that the securities will continue to be subject to the foregoing restrictions in the hands of the transferee.

      C. Assumption and Assignment of Leases

           1. Confirmation of this Plan shall serve as an assumption of the Conseco equipment lease as well as the real property lease with Pine Creek Properties pursuant to Bankruptcy Code section 365. Upon Confirmation these leases shall be assumed by and assigned to Zapworld.com, and the Debtor shall have no further liability thereunder.

      D. Distributions To Creditors And Interest Holders

           1. On or before the Effective Date, the Debtor shall distribute cash to the


                                      -6-
                                                          PLAN OF REORGANIZATION
holders of allowed administrative claims, Allowed Claims in Classes 2 and 4, and Allowed Claims entitled to priority under ss.507(a)(8) of the Bankruptcy Code .

           2. Not later than 30 days after the Effective Date, the Debtor shall send to Zapworld.com a list of all Allowed Claims and Allowed Interests entitled to share in the pool of 140,000 shares of Zapworld.com common stock. Not later than 30 days after receive of the foregoing list, Zapworld.com shall distribute shares of Zapworld.com stock to each holder of an Allowed Claim in Class 3 with a value equal to the amount of such holder's Allowed Claim. If there are insufficient shares to pay all Allowed Claims in Class 3 in full, the shares shall be distributed pro rata to such holders.

           If shares remain undistributed after such distributions, Zapworld.com shall distribute shares of Zapworld.com stock to each holder of an Allowed Interest in Class 5 with a value equal to the amount of the fixed liquidation preference applicable to such shares. If there are insufficient shares to pay all Allowed Interests in Class 5 in full, the shares shall be distributed pro rata to such holders.

           If shares remain undistributed after such distributions, Zapworld.com shall distribute shares of Zapworld.com stock, pro rata, to all holders of an Allowed Interests in Class 6.

           For purposes of this distribution the stock shall be deemed to have a value equal to the average daily trading price of the Zapworld.com stock for the period of 30 days immediately preceding the first hearing set on the Disclosure Statement which accompanies this Plan. The certificates for such shares shall bear legends indicating the applicable restrictions on their transferability. Fractional shares shall not be distributed. Instead, the number of shares to be distributed to any particular creditor shall be rounded up to the nearest whole number.

      E. Miscellaneous.

           1. All secured creditors shall retain their existing liens.

           2. Zapworld.com shall not assume any of the Debtor's liabilities, debts or obligations other than those created by the leases with Conseco and Pine Creek Properties.

           3. Where objections have been filed with the Bankruptcy Court or are


                                      -7-
                                                          PLAN OF REORGANIZATION
contemplated by the Debtor with respect to a claim, whether classified or nonclassified, any payment otherwise payable on account of said claim shall be held in reserve by the Debtor to be paid at such time as the claim becomes an Allowed Claim pursuant to a Final Order. In the event that such claim is disallowed by a Final Order, the amount so held in reserve shall be distributed with other funds in the manner provided generally by this Plan.

           4. The Debtor shall pay all post-confirmation quarterly fees owed to the Office of the United States Trustee and shall file any and all required post-confirmation reports with the Bankruptcy Court with a copy served on the United States Trustee.

                                   ARTICLE VI

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

           The Debtor hereby rejects any of its executory contracts and unexpired leases not otherwise assumed in this Plan.


                                   ARTICLE VII

                RETENTION OF JURISDICTION BY THE BANKRUPTCY COURT

        Following Confirmation, the Bankruptcy Court shall retain jurisdiction over all matters concerning the administration of the case and this Plan, including but not limited to, the consideration and approval of administrative expenses; the determination whether compensation paid to professionals is reasonable; the determination of objections to claims; any proceedings which may be necessary to collect claims of the Debtor, including avoidable transfers; the enforcement of any order in this case; and entry of an order terminating this case.


DATED: May ___, 2000
                                            EMB, Inc.


                                            By_________________________________
                                                   Scott Cronk, President
///
///
///


                                      -8-
                                                          PLAN OF REORGANIZATION

ABBEY, WEITZENBERG, HOFFMAN & EMERY PC
Attorneys for Debtor and Debtor-In-Possession





By:
    --------------------------
        Timothy W. Hoffman



        Zapworld.com hereby joins in this Plan of Reorganization and agrees to be bound thereby.

                           --------------------
                           Zapworld.com



                           By:      __________________
                                    Gary Starr, President




                                      -9-
                                                          PLAN OF REORGANIZATION